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                                EXHIBIT "10.6"
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                              September 23, 1996



AgriBioTech, Inc.
2700 Sunset Road - Suite C-25
Las Vegas, Nevada 89120

Gentlemen:

     The purpose of this letter is to confirm fulfillment of the obligation of the undersigned, Liviakis Financial Communications, Inc. ("LFC"), pursuant to
Section 1 a) of that certain Exchange Agreement (the "Exchange Agreement") dated September 9, 1996 by and among AgriBioTech, Inc. (the "Company"), John M. Liviakis, Robert B. Prag and LFC.

     In compliance with the Company's instructions pursuant to said Section 1 a) of the Exchange Agreement, LFC hereby confirms its renunciation and relinquishment of those rights held by LFC under that certain Non-Qualified Stock Option Agreement dated January 5, 1996 by and between the Company and LFC (the "Stock Option Agreement") (i) to purchase 812,500 shares of the Company's Common Stock through the exercise of stock options granted in the Stock Option Agreement which first became exercisable on July 5, 1996 and (ii) to purchase 375,000 shares of the Company's Common Stock through the exercise of stock options granted in the Stock Option Agreement which shall first become exercisable on July 5, 1997.

     As contemplated by Sections 1 b) and 1 c) of the Exchange Agreement, LFC retains the right under the Stock Option Agreement to purchase up to 312,500 shares of the Company's Common Stock through the exercise of stock options which first became exercisable on July 5, 1996 and confirms its agreement not to exercise options to purchase 112,500 of such shares prior to June 30, 1997.

                                 Very truly yours,

                                 Liviakis Financial Communications, Inc.


                                 By /s/ John M. Liviakis
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